Filed in the Office of	Business Number E54157692026-8
FVAguilar	Filing Number 20265415784
Secretary of State	Filed On 12/29/2025 10:08:00 AM
State Of Nevada	Number of Pages 8

401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☒ Conversion ☐ Exchange ☐ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name: Digital Brands Group, Inc.

Jurisdiction: Delaware Entity Type*: corporation

If more than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name: Digital Brands Group, Inc.

Jurisdiction: Nevada Entity Type*: corporation

3. Plan of Conversion, Exchange or Merger: (select one box)

☒ The entire plan of conversion, exchange or merger is attached to these articles.

☐ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity:

Name of acquiring/surviving entity:

5. Effective Date and Time: (Optional)

Date: 12/24/2025 Time:

(must not be later than 90 days after the certificate is filed)

401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☒ Conversion ☐ Exchange ☐ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	Name: Digital Brands Group, Inc. Country: USA Care of: Address: 1400 Lavaca Street City: Austin State: TX Zip/Postal Code: 78701
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **	 ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
8. Declaration: (Exchange and Merger only)	**Exchange:** ☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). **Merger:** (Select one box) ☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). ☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
9. Signature Statement: (Required)	☒ **Conversion:** A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Digital Brands Group, Inc. Name of constituent entity

401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☐ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Name of acquired/merging entity

X ______________________ CEO | 12/24/2025
Signature (Exchange/Merger) **Title** **Date**

If more than one entity being acquired or merging please attach additional page of informaiton and signatures.

Name of acquiring/surviving entity

X ______________________
Signature (Exchange/Merger) **Title** **Date**

X Signed by: John Hilburn Davis IV 9FCADF60CC7F47D... CEO | 12/24/25
Signature of Constituent Entity (Conversion) **Title** **Date**

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

PLAN OF CONVERSION
OF
DIGITAL BRANDS GROUP, INC.

This Plan of Conversion (this "**Plan of Conversion**") is adopted as of December 23, 2025 to convert Digital Brands Group, Inc., a Delaware corporation (the "**Converting Entity**"), to a Nevada corporation to be known as "Digital Brands Group, Inc." (the "**Converted Entity**").

1. Converting Entity. The Converting Entity is a corporation organized under the General Corporation Law of the State of Delaware (as amended, the "**DGCL**").

2. Converted Entity. The Converted Entity shall be a corporation organized under Chapter 78 of the Nevada Revised Statutes (as amended, the "**NRS**"). The name of the Converted Entity shall be Digital Brands Group, Inc.

3. The Conversion. The Converting Entity shall be converted to the Converted Entity (the "**Conversion**") pursuant to Section 92A.195 of the NRS and Section 266 of the DGCL.

4. Filing of Conversion Documents; Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Section 9, if this Plan of Conversion shall not have been terminated prior thereto as provided in Section 12, the Converting Entity shall cause (i) articles of conversion meeting the requirements of Section 92A.205 of the NRS (the "**Articles of Conversion**") to be properly executed and filed in accordance with such section and (ii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the "**Certificate of Conversion**") to be properly executed and filed in accordance with such section, and otherwise make all other filings or recordings as required by the NRS or DGCL in connection with the Conversion. The Conversion shall become effective at the time designated in the Articles of Conversion and Certificate of Conversion as the effective time of the Conversion (the "**Effective Time**").

5. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Converted Entity, in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall govern the Converted Entity until amended in accordance with their respective terms and applicable law.

6. Directors and Officers. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or Converted Entity, or their respective Stockholders, (i) the Board of Directors of the Converted Entity will consist of the same directors as the Converting Entity as of immediately prior to the Effective Time, each director to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; (ii) the chair of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be the chair of the Board of Directors of the Converted Entity, to serve at the pleasure of the Board of Directors of the Converted Entity; (iii) each committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be constituted as a committee of the Board of Directors of the Converted Entity on the same terms and with the same powers and authority as the applicable committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time, and the members of each committee of the Board of Directors of the Converting Entity as of immediately prior to the Effective Time shall be the members of each such committee of the Board of Directors of the Converted Entity, each to serve at the pleasure of the Board of Directors of the Converted Entity until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; and (iv) the officers of the Converted Entity shall be the same officers as the Converting Entity as of immediately prior to the Effective Time (and any designation as an "executive officer" under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), or "officer" for purposes of

Section 16 of the Exchange Act shall remain in effect), each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; provided that, for the avoidance of doubt, in all cases, the governing laws of the state of Nevada, and not the state of Delaware, shall apply.

7. Effect on Capital Stock of Converting Entity. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity, the Converted Entity or any other person, each share of Common Stock, par value $0.0001 per share, of the Converting Entity issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Common Stock, par value $0.0001 per share, of the Converted Entity. At and after the Effective Time: (x) all of the outstanding certificates (if applicable) that immediately prior to the Effective Time represented issued and outstanding shares of Common Stock of the Converting Entity shall be deemed for all purposes to evidence ownership of and to represent shares of Common Stock of the Converted Entity and shall be so registered on the books and records of the Converted Entity and its transfer agent; and (y) all of the issued and outstanding shares of Common Stock of the Converting Entity that are in uncertificated book-entry form shall automatically become the number and class or series of shares of the Converted Entity into which such shares of the Converting Entity have been converted as herein provided in accordance with the customary procedures of the Converting Entity's transfer agent.

8. Effect on Other Securities of Converting Entity. At the Effective Time, any warrant, option, restricted stock unit, equity or equity-based award, or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the Common Stock of the Converting Entity or other equity security of the Converting Entity, whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a "**Convertible Security**"), shall from and after the Effective Time, constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the same amount of the Common Stock of the Converted Entity or other equity securities of the Converted Entity, respectively, and, if applicable, with the same exercise or purchase price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable Convertible Security immediately prior to the Effective Time.

9. Conditions Precedent. Completion of the Conversion is subject to the following conditions:

(a) the resolution of the Board of Directors of the Converting Entity (the "**Board of Directors**") approving the conversion of the Converting Entity to the Converted Entity pursuant to and in accordance with applicable law and this Plan of Conversion shall have been adopted and approved by the affirmative vote or consent of a majority of the aggregate voting power of the shares of the Common Stock of the Converting Entity outstanding and entitled to vote thereon; and

(b) other than the filing of the Articles of Conversion and the Certificate of Conversion provided for under Section 4, any other regulatory or contractual approvals that the Board of Directors in its sole discretion determines to obtain shall have been so obtained and be in full force and effect.

All of the foregoing conditions are non-waivable, except that the condition set forth in Section 9(b) may be waived by the Board of Directors, and any determination by the Board of Directors prior to the Effective Time concerning the satisfaction or waiver of any condition set forth in this Section 9 shall be final and conclusive.

10. Effect of Conversion. From and after the Effective Time, the Conversion shall, for all purposes of the laws of the State of Delaware, have the effects set forth in Section 266(h) of the DGCL and shall, for all purposes of the laws of the State of Nevada, have the effects set forth in NRS 92A.250(3).

11. Record of Conversion. A copy of this Plan of Conversion will be kept at the principal place of business of the Converted Entity and, upon the request of any Stockholder of the Converting Entity, a copy of this Plan of Conversion shall promptly be delivered to such Stockholder.

12. Termination; Abandonment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite Stockholders of the Converting Entity as described above, this Plan of Conversion may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors, such action would be in the best interests of the Converting Entity and its Stockholders. In the event of termination of this Plan of Conversion, this Plan of Conversion shall become void and of no effect.

13. Plan of Reorganization. It is intended that the Conversion qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "**Code**") (and any similar provision of state or local law). This Plan of Conversion shall constitute, and is adopted as, a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

[Remainder of Page Intentionally Left Blank]

This Plan of Conversion has been adopted by the Board of Directors of Digital Brands Group, Inc. as of the date set forth above.

Digital Brands Group, Inc.

Signed by:

By: John Hilburn Davis IV

9FCADF60CC7F47D...

Name: John Hilburn Davis IV
Title: Chief Executive Officer

[*Signature Page to Plan of Conversion of Digital Brands Group, Inc.*]